                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              UniFirst Corporation
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                              UNIFIRST CORPORATION
                                68 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 14, 2003

     The Annual Meeting of the Shareholders of UniFirst Corporation (the "Company" or "UniFirst") will be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, Boston, Massachusetts 02109-2881 on January 14, 2003 at 10:00 A.M. for the following purposes:

          1. To elect two Class I Directors, each to serve for a term of three years; and

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          RAYMOND C. ZEMLIN, Clerk

December 11, 2002

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                              UNIFIRST CORPORATION
                                68 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 14, 2003
         AT 10:00 A.M. AT THE CONFERENCE CENTER OF GOODWIN PROCTER LLP,
                 LOCATED ON THE SECOND FLOOR AT EXCHANGE PLACE,
                        BOSTON, MASSACHUSETTS 02109-2881

                             ---------------------

GENERAL INFORMATION

     The enclosed proxy is being solicited on behalf of the Board of Directors of UniFirst Corporation (the "Company" or "UniFirst") for use at the 2003 Annual Meeting of Shareholders to be held on January 14, 2003 (the "Annual Meeting") and at any adjournment thereof. This Proxy Statement, the enclosed proxy and the Company's 2002 Annual Report to Shareholders are being mailed to shareholders on or about December 11, 2002. Any shareholder signing and returning the enclosed proxy has the power to revoke it by giving notice of its revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

     The Board of Directors has fixed the close of business on November 15, 2002 as the record date for the determination of the shareholders entitled to notice of, and to vote at, this Annual Meeting and any adjournments thereof. As of the close of business on that date, there were outstanding and entitled to vote 9,021,179 shares of common stock, par value $.10 per share ("Common Stock"), and 10,205,144 shares of Class B common stock, par value $.10 per share ("Class B Common Stock"). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share. All actions submitted to a vote of shareholders are voted on by holders of Common Stock and Class B Common Stock voting together as a single class, except for the election of certain Directors and for the approval of matters requiring class votes under the Business Corporation Law of The Commonwealth of Massachusetts.

                           1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of six members, divided into three equal classes, with one class elected each year at the annual meeting of shareholders. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of shareholders.

     At the Annual Meeting, two Class I Directors will be elected to serve until the 2006 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Albert Cohen to be elected by holders of Common Stock, voting separately as a single class, and Anthony F. DiFillippo to be elected by holders of Common Stock and Class B Common Stock, voting together as a single class, to serve as Class I Directors (collectively, the "Nominees").

     Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates "FOR" the election of the Nominees to the Board of Directors. While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy for such other person or persons as they may in their discretion select. A plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Albert Cohen. A plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Anthony F. DiFillippo. Consistent with applicable law, the Company intends to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.

     The following table sets forth certain information with respect to the Nominees as well as the other Directors of the Company.

                                                                    DIRECTOR
         CLASS I DIRECTORS -- TERM EXPIRES IN 2006            AGE    SINCE
         -----------------------------------------            ---   --------
Albert Cohen(1).............................................  75      1989
  MR. COHEN has served as director of the Company since
  1989. He has been President of ALC Corp., a consultancy,
  since September 1998. Prior to that time, Mr Cohen was
  Chairman of the Board and Chief Executive Officer of
  Electronic Space Systems Corporation, a manufacturer of
  aerospace ground equipment.

Anthony F. DiFillippo(2)....................................  75      2002
  MR. DIFILLIPPO was the president of UniFirst until he
  retired in 1995 and, since 1995, he has served as a
  consultant to UniFirst. He became a director in 2002.

                                                                    DIRECTOR
        CLASS III DIRECTORS -- TERM EXPIRES IN 2004           AGE    SINCE
        -------------------------------------------           ---   --------

Cynthia Croatti(2)..........................................  47      1995
  MS. CROATTI joined the Company in 1980. She has served as
  director since 1995, Treasurer since 1982 and Executive
  Vice President since 2001. In addition, she has primary
  responsibility for overseeing the human resources and
  purchasing functions of the Company.

                                                                    DIRECTOR
        CLASS III DIRECTORS -- TERM EXPIRES IN 2004           AGE    SINCE
        -------------------------------------------           ---   --------
Phillip L. Cohen(1).........................................  71      2000
  MR. COHEN has served as director of the Company since
  November 2000. He was a partner with an international
  public accounting firm from 1965 until his retirement in
  June 1994 and has been a financial consultant since that
  date. He is a director emeritus and former Treasurer of
  the Greater Boston Convention and Visitors Bureau and a
  director of Kazmaier Associates, Inc. and Nortek, Inc.

                                                                    DIRECTOR
         CLASS II DIRECTORS -- TERM EXPIRES IN 2005           AGE    SINCE
         ------------------------------------------           ---   --------
Ronald D. Croatti(2)........................................  59    1982
  MR. CROATTI joined the Company in 1965. He became director of the Company in 1982 and Vice Chairman of the Board in
  1986 and has served as Chief Executive Officer since 1991,
  President since 1995, and Chairman of the Board since
  2002. Mr. Croatti has overall responsibility for the
  management of the Company.
Donald J. Evans.............................................  76    1973
  MR. EVANS has served as director of the Company since
  1973. He has served as General Counsel and First Deputy
  Commissioner, Massachusetts Department of Revenue, >since
  November 1996. Prior to that time, Mr. Evans was a partner in the law firm of Goodwin Procter LLP, the Company's
  general counsel.

---------------

(1) The Company has designated Messrs. Albert Cohen and Phillip L. Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

(2) Ronald D. Croatti and Cynthia Croatti are siblings and Anthony F. DiFillippo is Cynthia Croatti's uncle.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Officers, Directors and greater than 10% shareholders are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2002 fiscal year, the Company believes that, during the 2002 fiscal year, all officers, Directors and greater than 10% shareholders complied with the applicable Section 16(a) filing requirements except that each of Messrs. Croatti, Bartlett, DiFillippo, Assad and Boynton and Ms. Cynthia Croatti included in a Form 5 two transactions inadvertently omitted from past Form 5 filings, and each of Marie Croatti, The Marie Croatti QTIP Trust, the Estate of Aldo Croatti, The Croatti Family Limited Partnership and Croatti Management Associates, Inc. inadvertently filed a Form 3 late.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held five meetings during the Company's 2002 fiscal year. During the 2002 fiscal year, the Audit Committee consisted of Albert Cohen (Chairman), Phillip L. Cohen and Donald J. Evans, and met on seven occasions. On November 11, 2002, Phillip L. Cohen became Chairman of the Audit Committee. The Audit Committee is responsible for reviewing the scope of audit and other related services provided by the Company's independent public accountants. During the 2002 fiscal year, the Compensation Committee initially consisted of Aldo Croatti, Chairman, Albert Cohen and Donald J. Evans and met on one occasion. On October 4, 2001, Aldo Croatti passed away. His position on the Compensation Committee was filled by Ronald D. Croatti on January 8, 2002. On November 11, 2002, Phillip L. Cohen replaced Ronald D. Croatti on the Compensation Committee. As of the date of this proxy statement, the Compensation Committee consists of Albert Cohen (Chairman), Phillip L. Cohen, and Donald J. Evans. The Compensation Committee is responsible for reviewing and approving the Company's executive compensation program. As of the date of this proxy statement, the Company has formed a Nominating and Corporate Governance Committee consisting of Donald J. Evans (Chairman), Albert Cohen and Phillip L. Cohen. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Nominating and Corporate Governance Committee will consider a nominee for election to the Board of Directors recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of the Company's By-laws. See "Other Matters - Shareholder Proposals" for a summary of these requirements. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors.

     Each Director attended at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth as of November 15, 2002 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by
(i) each Director and Nominee, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all executive officers and Directors as a group, in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of each class of common stock on November 15, 2002.

                                                                  PERCENTAGE OF    PERCENTAGE OF
                                          AMOUNT AND NATURE OF   ALL OUTSTANDING      VOTING
       NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP      SHARES(1)        POWER(1)
       ------------------------           --------------------   ---------------   -------------
Ronald D. Croatti(2)(3)................           472,710               2.5%              4.3%
Cynthia Croatti(3)(4)..................           283,720               1.5%              2.6%
Bruce P. Boynton(3)(5).................            11,650                 *                 *
John B. Bartlett(3)(5).................             9,800                 *                 *
Dennis G. Assad(3)(5)..................             4,050                 *                 *
Donald J. Evans(5).....................             1,400                 *                 *
Albert Cohen(5)........................             1,500                 *                 *
Phillip L. Cohen.......................                 0                 *                 *
Anthony F. DiFillippo(6)...............            50,000                 *                 *
All Directors and executive officers as
  a group(3)(10 persons)...............           843,884               4.4%              6.9%

---------------

 *  Less than 1%.

(1) The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 15, 2002, a total of 19,226,323 shares of common stock were outstanding, of which 9,021,179 were shares of Common Stock entitled to one vote per share and 10,205,144 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2) Ronald D. Croatti owns shares of Class B Common Stock only, representing 4.6% of such class, plus the options to purchase Common Stock listed in footnote 3. The information presented does not include any shares owned by Mr. Croatti's children, as to which shares Mr. Croatti disclaims any beneficial interest. Mr. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 2,600,000 shares of Class B Common Stock. Mr. Croatti is a director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,600,000 shares of Class B Common Stock. The information presented for Mr. Croatti does not include any shares owned by The Marie Croatti QTIP Trust or The Croatti Family Limited Partnership.

(3) Includes the right to acquire, pursuant to the exercise of stock options, within 60 days after November 15, 2002, the following number of shares of Common Stock: Ronald D. Croatti, 3,150 shares; Cynthia Croatti, 1,600 shares; Bruce P. Boynton, 1,650 shares; John B. Bartlett, 2,100 shares; Dennis G. Assad 1,650 shares and all other Directors and executive officers as a group, 1,275 shares.

(4) Other than 2,133 shares of Common Stock through a 401(k) plan, Cynthia Croatti owns shares of Class B Common Stock only, representing 2.8% of such class, plus the options to purchase Common Stock listed in footnote 3. The information presented does not include any shares owned by Ms. Croatti's children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust which owns 2,600,000 shares of Class B Common Stock. Ms. Croatti is a director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,600,000 shares of Class B Common Stock. The information presented for Ms. Croatti, does not include any shares owned by The Marie Croatti QTIP Trust, The Croatti Family Limited Partnership or certain other trusts to which Ms. Croatti is a trustee and which, in the aggregate, beneficially own 36,000 shares of Common Stock.

(5) Each of Messrs. Boynton, Bartlett, Assad, A. Cohen and Evans owns shares of Common Stock only, and in the case of Messrs. Boynton, Bartlett and Assad, the options to purchase Common Stock listed in footnote 3.

(6) Includes 7,250 shares beneficially owned by Mr. DiFillippo's spouse.

     To the best knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding Common Stock or Class B Common Stock of the Company as of November 15, 2002. All information presented is based solely on information provided by each beneficial owner.

                                                                  PERCENTAGE OF    PERCENTAGE OF
                                          AMOUNT AND NATURE OF   ALL OUTSTANDING      VOTING
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      SHARES(1)        POWER(1)
------------------------                  --------------------   ---------------   -------------
Estate of Aldo Croatti(2)...............        2,847,760             14.8%            24.4%
The Croatti Family Limited
  Partnership(3)........................        2,600,000             13.5%            23.4%
The Marie Croatti QTIP Trust(4).........        2,600,000             13.5%            23.4%
Marie Croatti(5)........................        1,346,440              7.0%            12.1%
William Blair & Company, L.L.C.(6)......          689,700              3.6%               *
Dimensional Fund Advisors, Inc.(7)......          784,350              4.1%               *
FleetBoston Financial Corporation(8)....          996,670              5.2%               *

                                                                  PERCENTAGE OF    PERCENTAGE OF
                                          AMOUNT AND NATURE OF   ALL OUTSTANDING      VOTING
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      SHARES(1)        POWER(1)
------------------------                  --------------------   ---------------   -------------
FMR Corp.(9)............................          942,390              4.9%               *
Arnhold and S. Bleichroeder(10).........          490,000              2.5%               *

---------------

  *  Less than 1%.

 (1) The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 15, 2002, a total of 19,226,323 shares of common stock were outstanding, of which 9,021,179 were shares of Common Stock entitled to one vote per share and 10,205,144 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

 (2) Aldo Croatti, the Company's founder, passed away on October 4, 2001. The referenced shares are now held by his estate, of which his widow, Marie Croatti, is the executor. These shares include 2,699,060 shares of Class B Common Stock, representing 26.4% of such class and 148,700 shares of Common Stock representing 1.6% of such class.

 (3) The address of The Croatti Family Limited Partnership (the "CFLP") is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The CFLP owns shares of Class B Common Stock only, representing 25.5% of such class. The general partner of CFLP, Croatti Management Associates, Inc. (the "General Partner"), has sole voting and dispositive power with respect to the shares owned by CFLP. The General Partner is owned equally by Marie Croatti, Ronald Croatti and Cynthia Croatti, and they comprise its three directors.

 (4) The address of The Marie Croatti QTIP Trust (the "Trust") is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The Trust owns shares of Class B Common Stock only, representing 25.5% of such class. The Trustees of the Trust are Marie Croatti, Ronald Croatti and Cynthia Croatti. The beneficiaries of the Trust are Marie Croatti and the children of Aldo Croatti.

 (5) Includes 399,168 shares of Class B Common Stock and 5,100 shares of Common Stock owned of record by Marie Croatti, as Trustee under several trusts, the beneficiaries of which are the grandchildren of Aldo Croatti, as to which shares Mrs. Croatti disclaims any beneficial interest. Mrs. Croatti individually owns 940,172 shares of Class B Common Stock, representing 9.2% of such class, and 2,000 shares of Common Stock, representing less than one percent of such class. Marie Croatti is the widow of Aldo Croatti. Mrs. Croatti's address is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, Massachusetts 01887. Marie Croatti disclaims beneficial interest in shares comprising part of the estate of Aldo Croatti due solely to her position as executor thereof. See notes (3) and (4) above for information concerning Marie Croatti's interest in the CFLP and the Trust.

 (6) The address of William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, IL 60606. William Blair & Company, L.L.C. beneficially owns shares of Common Stock only, representing 7.6% of such class. The Company has relied solely upon the information contained in the Schedule 13G filed by William Blair & Company, L.L.C. on February 15, 2002.

 (7) The address of Dimensional Fund Advisers, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional beneficially owns shares of Common Stock only, representing 8.7% of such class. Dimensional, an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule and Dimensional disclaims beneficial ownership of all securities reported in this schedule. The Company has relied solely upon the information contained in the Schedule 13G filed by Dimensional on February 12, 2002.

 (8) The address of FleetBoston Financial Corporation is 100 Federal Street, Boston, MA 02110. FleetBoston Financial Corporation owns shares of Common Stock only, representing 11.0% of such class. The Company has relied solely upon the information contained in the Schedule 13G filed by FleetBoston Financial Corporation on February 14, 2002.

 (9) "FMR Corp." refers to FMR Corp., Edward C. Johnson 3d (Chairman of FMR Corp.) and Abigail P. Johnson (Director of FMR Corp.). The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. FMR Corp. owns shares of Common Stock only, representing 10.4% of such class. The Company has relied solely upon the information contained in the Schedule 13G field by FMR Corp. on February 14, 2002.

(10) "Arnhold and S. Bleichroeder" refers to Arnhold and S. Bleichroeder, Inc. and Arnhold and S. Bleichroeder Advisers, Inc. The address of Arnhold and
     S. Bleichroeder is 1345 Ave. of the Americas, New York, NY 10105. Arnhold and S. Bleichroeder, beneficially owns shares of Common Stock only, representing 5.4% of such class. Arnhold and S. Bleichroeder shares voting and dispositive power over the shares listed with its investment advisory client(s). The Company has relied solely upon information contained in the
     Schedule 13G dated January 4, 2002 provided to the Company by Arnhold and
     S. Bleichroeder.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during 2002 for each of the three fiscal years ended August 31, 2002, for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                      ----------------
                                          ANNUAL COMPENSATION(1)         SECURITIES       ALL OTHER
                                        ---------------------------      UNDERLYING      COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   OPTIONS (SHARES)      (2)($)
     ---------------------------        ----   ---------   --------   ----------------   ------------
Ronald D. Croatti....................   2002   356,733     61,250           2,100            20,998
  Chairman of the Board,                2001   340,447     61,280           2,100            21,436
  Chief Executive Officer and
     President                          2000   319,281     36,717           2,100            23,387

Cynthia Croatti......................   2002   240,280     41,255           1,400            21,017
  Executive Vice President and          2001   215,367     38,766           1,000            21,874
  Treasurer                             2000   129,087     14,845           1,000            15,538

John B. Bartlett.....................   2002   240,577     41,306           1,400            20,924
  Senior Vice President                 2001   228,467     41,124           1,400            21,735
  and Chief Financial Officer           2000   216,222     24,866           1,400            20,708

Bruce P. Boynton.....................   2002   194,713     33,432           1,100            18,809
  Senior Vice President, Operations     2001   185,622     33,412           1,100            19,865
                                        2000   176,707     20,321           1,100            19,665

Dennis G. Assad......................   2002   184,877     31,743           1,100            19,410
  Senior Vice President of Sales        2001   181,141     31,662           1,100            20,758
  and Marketing                         2000   171,784     19,172           1,100            20,843

---------------

(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer.

(2) Amounts shown for each Named Executive Officer also include a car allowance of $5,070 for 2000, $5,240 for 2001 and $5,608 for 2002. For 2000, 2001 and
    2002, the amount shown for each Named Executive Officer represents the sum of (i) the Company's matching contribution to the Named Executive Officer's 401(k) account and (ii) the Company's contributions to the Named Executive Officer's account under the Company's Profit Sharing Plan. The respective amounts for each Named Executive Officer are as follows: with respect to 2000 -- Ronald D. Croatti, $8,435 and $9,885, Cynthia Croatti, $3,470 and $6,998, John B. Bartlett, $5,753 and $9,885, Bruce P. Boynton, $3,470 and $9,885, and Dennis G. Assad, $4,455 and $9,885; with respect to 2001 -- Ronald D. Croatti, $8,481 and $7,715, Cynthia Croatti, $9,208 and $7,425, John B. Bartlett, $8,780 and $7,715, Bruce P. Boynton, $6,911 and $7,715 and Dennis G. Assad, $7,803 and $7,715 and, with respect to 2002 -- Ronald D. Croatti, $8,817 and $6,573, Cynthia Croatti, $8,836 and $6,573, John B. Bartlett, $8,743 and $6,573, Bruce P. Boynton, $6,628 and $6,573, and Dennis
    G. Assad, $5,608 and $6,573.

OPTION GRANTS WITH RESPECT TO FISCAL YEAR 2002

     The following table sets forth the options granted with respect to the fiscal year ended August 31, 2002 to the Company's Named Executive Officers.

                                                       INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                       --------------------------------------------------     VALUE AT ASSUMED
                                                     PERCENT OF                                ANNUAL RATES OF
                                       NUMBER OF    TOTAL OPTIONS                                STOCK PRICE
                                       SECURITIES    GRANTED TO                               APPRECIATION FOR
                                       UNDERLYING     EMPLOYEES     EXERCISE                   OPTION TERM(1)
                                        OPTIONS      FOR FISCAL      PRICE     EXPIRATION   ---------------------
                NAME                   GRANTED(#)     YEAR 2002      ($/SH)       DATE         5%          10%
                ----                   ----------   -------------   --------   ----------   ---------   ---------
Ronald D. Croatti...................     2,100           3.8%        $17.55     10/31/09     $17,597     $42,147
Cynthia Croatti.....................     1,400           2.5%        $17.55     10/31/09     $11,731     $28,098
John B. Bartlett....................     1,400           2.5%        $17.55     10/31/09     $11,731     $28,098
Bruce P. Boynton....................     1,100           2.0%        $17.55     10/31/09     $ 9,217     $22,077
Dennis G. Assad.....................     1,100           2.0%        $17.55     10/31/09     $ 9,217     $22,077

---------------

(1) These columns show the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 8-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers at August 31, 2002. No

Named Executive Officer of the Company exercised any options to purchase Common Stock during fiscal 2002.

                 AGGREGATED FISCAL YEAR-END 2002 OPTION VALUES

                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                            AUGUST 31, 2002(#)            AUGUST 31, 2002($)
                                        ---------------------------   ---------------------------
                 NAME                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----                   -----------   -------------   -----------   -------------
Ronald D. Croatti.....................     2,100           4,200        $19,678        $36,922
Cynthia Croatti.......................     1,000           2,400        $ 9,371        $19,854
John B. Bartlett......................     1,400           2,800        $13,119        $24,615
Bruce P. Boynton......................     1,100           2,200        $10,308        $19,340
Dennis G. Assad.......................     1,100           2,200        $10,308        $19,340

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information concerning the Company's equity compensation plans as of August 31, 2002.

                                                                                             NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE   FUTURE ISSUANCE UNDER EQUITY
                                 ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING           COMPENSATION PLAN
                                   OUTSTANDING OPTIONS,          OPTIONS, WARRANTS          (EXCLUDING SECURITIES
        PLAN CATEGORY              WARRANTS AND RIGHTS              AND RIGHTS             REFERENCED IN COLUMN(A))
        -------------           --------------------------   -------------------------   ----------------------------
                                      (a)                          (b)                          (c)
Equity compensation plan
  approved by security
  holders.....................           147,250                      $14.30                        297,875
Equity compensation plan not
  approved by security
  holders.....................                 0                         N/A                              0
Total.........................           147,250                      $14.30                        297,875

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company maintains the UniFirst Unfunded Supplemental Executive Retirement Plan (the "SERP") available to certain eligible employees of the Company and its affiliates. Retirement benefits available under the SERP are based on a participant's average annual base earnings for the last three years of employment prior to his retirement date ("Final Average Earnings"). Upon the retirement of a participant on his social security retirement date, the participant will be paid an aggregate amount equal to 2.4 times his Final Average Earnings over a twelve year period. Upon the death of a participant, the participant's designated beneficiary will be paid retirement benefits as above (determined as of the date of death if pre-retirement). The SERP provides that, upon any change of control, retirement benefits of participants who are age 50 or over and whose employment is terminated within three years of the change of control will become vested and payable, subject to certain years of service requirements.

                                                               ANNUAL RETIREMENT
                  AVERAGE COMPENSATION(1)                         BENEFIT(2)
                  -----------------------                      -----------------
$200,000....................................................        $40,000
$250,000....................................................        $50,000
$300,000....................................................        $60,000
$350,000....................................................        $70,000

---------------

(1) Average Compensation for purposes of this table is based on the participant's average base salary for the last three years of full-time employment preceding retirement.

(2) The Annual Retirement Benefit is payable for twelve years beginning at the participant's social security retirement age. There is no deduction for Social Security or other offset amounts.

                        REPORT OF COMPENSATION COMMITTEE

     At the beginning of the 2002 fiscal year, the Compensation Committee initially consisted of Albert Cohen and Donald J. Evans, two Directors who are not employees of the Company, and Aldo Croatti, Chairman. On October 4, 2001, Aldo Croatti passed away. His position on the Compensation Committee was filled temporarily by Ronald D. Croatti on January 8, 2002. As of the date of this proxy statement, the Compensation Committee consists of Albert Cohen, Chairman, Phillip L. Cohen and Donald J. Evans, three Directors who are not employees of the Company. The Compensation Committee reviews and approves the Company's executive compensation program.

COMPENSATION PHILOSOPHY

     The Company seeks to attract and retain executive officers who, in the judgment of the Company's Board of Directors, possess the skill, experience and motivation to contribute significantly to the long-term success of the Company and to long-term stock price appreciation. With this philosophy in mind, the Compensation Committee follows an executive officer compensation program designed to foster the mutuality of interest between the Company's executive officers and the Company's shareholders and to provide senior management additional incentive to enhance the sales growth and profitability of the Company, and thus shareholder value.

     The Compensation Committee reviews its compensation policy annually. Compensation of executive officers currently consists of a base salary and, based on the achievement of predetermined corporate performance objectives, a cash bonus. In addition, for fiscal 2002 the Company issued options to purchase a total of approximately 56,000 shares to over 80 officers, general managers and other management personnel. Although the Company's fiscal year ends in August, compensation decisions generally are made on a calendar year basis.

BASE SALARY

     Each year, the Compensation Committee consults with the Chief Executive Officer with respect to setting the base salaries of its executive officers, other than the Chief Executive Officer, for the ensuing year. Annual salary adjustments are determined by evaluating the financial performance of the Company during the prior year, each executive officer's contribution to the profitability, sales growth, return on equity and market share of the Company during the prior year and the compensation programs and levels generally paid to executives at other companies.

INCENTIVE COMPENSATION PLAN

     Annual cash bonuses for executive officers of the Company are determined in accordance with the Company's incentive compensation plan, the philosophy and substantive requirements of which are reviewed by the Compensation Committee each year. Cash bonuses are determined with reference to the Company's financial performance as measured by growth in revenues and earnings per share and by the Company's customer retention levels.

     Each year, the Compensation Committee confers with the Chief Executive Officer and establishes performance goals for revenues, earnings per share and customer retention. In its determination of the amount of cash bonuses, the Compensation Committee places primary emphasis on growth in earnings per share and lesser emphasis on revenue growth and customer retention. The cash bonuses awarded depend on the extent to which the performance of the Company meets or exceeds the budgeted amounts. In addition, the Compensation Committee establishes minimum achievement thresholds and maximum bonus levels for each of these performance criteria which apply uniformly to the Company's executive officers. Bonuses are determined and paid annually after the end of each fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee established the compensation of Ronald D. Croatti, the Chief Executive Officer, for 2002 using the same criteria applicable to determining compensation levels and bonuses for other executive officers as noted in this report. Such criteria included the financial performance of the Company during the 2001 fiscal year, the compensation levels generally paid to executives of other companies, and Mr. Croatti's contribution to the profitability, sales growth, return on equity and market share of the Company during the 2001 fiscal year and his leadership of the Company. Notwithstanding his substantial contributions in each of these areas, Mr. Croatti recommended that he not receive any increase in his salary level. He noted that a significant portion of each senior executive's compensation is tied to the bonus program and that by freezing his salary, it would set an excellent leadership example which would be positive for employee morale and further incentivize the senior executives to achieve the performance goals set forth under the bonus program. The Compensation Committee accepted and approved Mr. Croatti's recommendation and Mr. Croatti's 2002 calendar year base salary was established at $350,000, the same as in the prior year.

                                          Albert Cohen (Chairman)
                                          Phillip L. Cohen
                                          Donald J. Evans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Aldo Croatti, founder of the Company, was, during fiscal year 2002, until his death on October 4, 2001, a member of the Compensation Committee. Ronald D. Croatti, President and Chief Executive Officer of the Company, was, during fiscal year 2002, a member of the Compensation Committee. The Company is not aware of any compensation committee interlocks.

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee has:

     - Reviewed and discussed the audited financial statements with management.

     - Discussed with the independent auditors the matters required to be discussed by SAS 61.

     - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     - Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Board of Directors and the Audit Committee adopted a written charter of the Audit Committee in 2000, which they revised in 2001. The amended and restated Audit Committee charter was included as Appendix A to the Company's proxy statement dated December 5, 2001 for the 2002 annual meeting of shareholders.

     During the fiscal year ended August 31, 2002, the Company paid the following fees to Arthur Andersen LLP, the Company's principal accountants until June 24, 2002: Audit Fees -- $65,755; Financial Information Systems Design and Implementation Fees -- $2,660,595; All Other Fees -- $155,000. In addition, the Company was billed the following fees by Ernst & Young LLP, the Company's principal accountants since June 24, 2002: Audit Fees -- $210,000; All Other Fees -- $12,000.

     The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence and concluded that it is.

                                          Members of the Audit Committee:

                                          Phillip L. Cohen (Chairman)
                                          Albert Cohen
                                          Donald J. Evans

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total shareholder return of a peer group and of companies within the Standard & Poor's 500 Stock Index, in each case assuming reinvestment of dividends. The peer group is composed of Cintas Corporation, G & K Services, Inc. and Angelica Corporation. The calculation of cumulative total shareholder return assumes a $100 investment in the Common Stock, the peer group and the S&P 500 Stock Index on August 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG UNIFIRST CORPORATION,
                       THE S&P 500 INDEX AND A PEER GROUP

                                    [CHART]

----------------------------------------------------------------------------------------------------------------
                                     Aug. 97      Aug. 98      Aug. 99      Aug. 00      Aug. 01      Aug. 02
----------------------------------------------------------------------------------------------------------------
 UniFirst Corporation                 100.00       105.45        63.72        43.27        72.06       101.27
----------------------------------------------------------------------------------------------------------------
 S & P 500                            100.00       108.09       151.14       175.81       132.93       108.84
----------------------------------------------------------------------------------------------------------------
 Peer Group                           100.00       118.27       141.16       162.31       181.21       175.65
----------------------------------------------------------------------------------------------------------------

* $100 invested on 08/31/97 in stock or index - including reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the 2002 fiscal year, the Company paid consulting fees of approximately $27,000 to Anthony F. DiFillippo, a Director of the Company. Mr. DiFillippo assists the Company in connection with certain employee matters.

     The Company retained during the 2002 fiscal year, and proposes to retain during the 2003 fiscal year, the law firm of Goodwin Procter LLP. Donald J. Evans, a Director of the Company, was formerly a partner of the law firm of Goodwin Procter LLP. Raymond C. Zemlin, the Secretary and Clerk of the Company, is the sole shareholder of Raymond C. Zemlin, P.C., which is a partner in the law firm of Goodwin Procter LLP.

DIRECTOR COMPENSATION

     Each Director who is not an employee of the Company receives a director's fee of $10,000 per year, $1,375 per directors' meeting attended and $250 per directors' meeting and committee meeting attended by telephone. A Director who is also an employee of the Company receives no director's fees.

                                2. OTHER MATTERS

     Management is not aware of any other matters which may come before the Annual Meeting; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the enclosed proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Ernst & Young LLP ("Ernst &Young"), independent public accountants, to serve as independent auditors for the 2003 fiscal year. Ernst & Young has served as the Company's independent auditors since June 24, 2002. A representative of Ernst & Young is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

     On June 24, 2002, the Board of Directors decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as its independent auditors and instead engage Ernst & Young to serve as the Company's independent auditors for the fiscal year ending August 31, 2002. The decision by the Board of Directors to replace Arthur Andersen with Ernst & Young was based on the recommendation of the Company's Audit Committee.

     Arthur Andersen's audit reports on the Company's consolidated financial statements for each of the years ended August 25, 2001 and August 26, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended August 25, 2001 and August 26, 2000 and through June 24, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     As reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2002, the Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to that Current Report on Form 8-K is a copy of Arthur Andersen's letter, dated June 26, 2002, stating its agreement with such statements.

     During the years ended August 25, 2001 and August 26, 2000 and through June 24, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SHAREHOLDER PROPOSALS

     Any shareholder desiring to present a proposal for inclusion in the Company's Proxy Statement in connection with the Company's 2004 Annual Meeting of Shareholders must submit the proposal so as to be received by the Clerk of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 13, 2003. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

     Shareholders wishing to present business for action, other than proposals to be included in the Company's Proxy Statement, or to nominate candidates for election as directors at a meeting of the Company's shareholders, must do so in accordance with the Company's By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2004 Annual Meeting, such shareholder proposals or nominations may be made only by a stockholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 16, 2003 and no later than October 31, 2003.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU DESIRE TO VOTE YOUR STOCK IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

     December 11, 2002

                                                                       536-PS-02

                                  DETACH HERE                             ZUFC12


                                     PROXY

                              UNIFIRST CORPORATION

The undersigned holder of shares of Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 14, 2003 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 31, 2002.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

-----------                                                          -----------
SEE REVERSE   (PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY   SEE REVERSE
   SIDE                  IN THE ENCLOSED ENVELOPE.)                     SIDE
-----------                                                          -----------

UNIFIRST CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940








                                  DETACH HERE                             ZUFC11

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1 BELOW.

     1.   ELECTION OF TWO CLASS I DIRECTORS.
          NOMINEES: (01) ALBERT COHEN AND
                    (02) ANTHONY F. DIFILLIPPO

            FOR    [ ]          [ ]  WITHHELD
            ALL                       FROM
          NOMINEES                   NOMINEES

     [ ]
        ------------------------------------------
        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

     For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.


Signature:______________  Date:________ Signature:______________ Date:__________

                                  DETACH HERE                             ZUFB12

                                     PROXY

                              UNIFIRST CORPORATION

The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 14, 2003 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 31, 2002.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

-----------                                                          -----------
SEE REVERSE  (PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY    SEE REVERSE
   SIDE                    IN THE ENCLOSED ENVELOPE.)                    SIDE
-----------                                                          -----------

UNIFIRST CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940





                                  DETACH HERE                             ZUFB11


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE SET FORTH IN PROPOSAL 1 BELOW.

     1.   ELECTION OF ONE CLASS I DIRECTOR.
          NOMINEE: (01) ANTHONY F. DIFILLIPPO

               FOR   [ ]       [ ] WITHHELD
               ALL                   FROM
            NOMINEES               NOMINEES

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

     For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.


Signature:______________ Date:_________ Signature:______________ Date:__________